EXHIBIT 23
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated February 20, 1998, included in this Form 8-K into New England Business Service, Inc.'s previously filed Registration Statement Nos. 2-69422, 2-72662, 33-38925, 33-43900, 33-56227, 333-32719, 333-
44819 and 333-44825 on Form S-8 and Registration Statement No. 333-
26499 on Form S-3.




/s/ Arthur Andersen LLP
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Denver, Colorado
June 17, 1998